Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Three Months Ended June 30,
	2007	2006

Railway operating revenues:
Coal	$579	$584
General merchandise	1,320	1,311
Intermodal	479	497
Total railway operating revenues	2,378	2,392

Railway operating expenses:
Compensation and benefits	629	637
Materials, services and rents	496	502
Depreciation	192	182
Diesel fuel	249	260
Casualties and other claims	46	65
Other	76	69
Total railway operating expenses	1,688	1,715

Income from railway operations	690	677

Other income - net	21	33
Interest expense on debt	111	121

Income before income taxes	600	589

Provision for income taxes:
Current	225	240
Deferred	(19)	(26)
Total income taxes	206	214

Net income	$394	$375

Earnings per share:
Basic	$1.00	$0.91
Diluted	$0.98	$0.89

Average shares outstanding (millions):
Basic	393.7	413.5
Diluted	401.7	422.8

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Six Months Ended June 30,
	2007	2006

Railway operating revenues:
Coal	$1,136	$1,143
General merchandise	2,548	2,589
Intermodal	941	963
Total railway operating revenues	4,625	4,695

Railway operating expenses:
Compensation and benefits	1,310	1,358
Materials, services and rents	993	1,005
Depreciation	384	365
Diesel fuel	468	491
Casualties and other claims	98	118
Other	154	130
Total railway operating expenses	3,407	3,467

Income from railway operations	1,218	1,228

Other income - net	28	68
Interest expense on debt	226	241

Income before income taxes	1,020	1,055

Provision for income taxes:
Current	363	402
Deferred	(22)	(27)
Total income taxes	341	375

Net income	$679	$680

Earnings per share:
Basic	$1.72	$1.65
Diluted	$1.69	$1.61

Average shares outstanding (millions):
Basic	394.0	413.0
Diluted	402.0	422.3

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ millions)

	June 30,	Dec. 31,
	2007	2006

Assets

Current assets:
Cash, cash equivalents and short-term investments	$492	$918
Accounts receivable - net	1,001	992
Materials and supplies	174	151
Deferred income taxes	199	186
Other current assets	83	153
Total current assets	1,949	2,400

Investments	1,917	1,755

Properties less accumulated depreciation	21,245	21,098

Other assets	820	775
Total assets	$25,931	$26,028

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,158	$1,181
Income and other taxes	217	205
Other current liabilities	214	216
Current maturities of long-term debt	388	491
Total current liabilities	1,977	2,093

Long-term debt	5,776	6,109

Other liabilities	1,947	1,767

Deferred income taxes	6,319	6,444
Total liabilities	16,019	16,413

Stockholders' equity:
Common stock $1.00 per share par value	414	418
Additional paid-in capital	1,473	1,303
Accumulated other comprehensive loss	(357)	(369)
Retained income	8,402	8,283
	9,932	9,635

Less treasury stock at cost, 20,711,828 and
20,780,638 shares, respectively	(20)	(20)

      Total stockholders' equity

	9,912	9,615

      Total liabilities and stockholders' equity

	$25,931	$26,028

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

($ millions)

	Six Months Ended June 30,
	2007	2006

Cash flows from operating activities:
Net income	$679	$680
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	390	372
Deferred income taxes	(22)	(27)
Gains on properties and investments	(14)	(32)
Changes in assets and liabilities affecting operations:
Accounts receivable	(9)	(59)
Materials and supplies	(24)	(14)
Other current assets	54	60
Current liabilities other than debt	25	93
Other - net	58	25
Net cash provided by operating activities	1,137	1,098

Cash flows from investing activities:
Property additions	(575)	(579)
Property sales and other transactions	69	78
Investments, including short-term	(445)	(1,350)
Investment sales and other transactions	566	877
Net cash used for investing activities	(385)	(974)

Cash flows from financing activities:
Dividends	(174)	(133)
Common stock issued - net	154	234
Purchase and retirement of common stock (note 1)	(427)	(186)
Debt repayments	(433)	(71)

Net cash used for financing activities	(880)	(156)

Net decrease in cash and cash equivalents	(128)	(32)

Cash and cash equivalents:
At beginning of year	527	289

At end of period	399	257

Short-term investments at end of period	93	1,278

Cash, cash equivalents and short-term investments at end of period

	$492	$1,535

Supplemental disclosure of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$235	$234
Income taxes (net of refunds)	$240	$221

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   STOCK REPURCHASE PROGRAM -

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the authorization term was shortened from December 31, 2015 to December 31, 2010.  During the first six months of 2007, NS purchased and retired 8.4 million shares of common stock at a cost of $427 million.  Since inception, NS has purchased and retired 30.2 million shares at a total cost of $1.4 billion under this program.